SEACOR HOLDINGS, INC.
                    LIST OF SUBSIDIARIES AT DECEMBER 31, 1996

                                                      Jurisdiction of
                                                       Incorporation
                                                       -------------

SEACOR Marine Inc.                                       Delaware
Acadian Supply Ships Inc.                                Delaware
SEACOR Offshore Inc.                                     Delaware
SEACOR Marine International, Inc.                        Delaware
Anna Offshore, Inc.                                      Alabama
SEACOR Marine (Nigeria) Inc.                             Louisiana
SEACOR Supply Ships Associates Inc.                      Louisiana
SEACOR Ocean Boats Inc.                                  Delaware
SEACOR Ocean Lines Inc.                                  Louisiana
Arthur Levy Enterprises, Inc.                            Louisiana
SEACOR Marine (Mexico) Inc.                              Louisiana
SEACOR Ocean Support Services Inc.                       Louisiana
VEESEA Holdings Inc.                                     Delaware
Gem Shipping Inc.                                        Delaware
Vector-Seacor Ltd.                                       United Kingdom
Gem Shipping Ltd.                                        Cayman Islands
Storm Shipping Inc.                                      Delaware
SEACOR Management Services Inc.                          Delaware
CRN Holdings Inc.                                        Delaware
SEACOR Worldwide Inc.                                    Delaware
OSRV Holdings, Inc.                                      Delaware
National Response Corporation                            Delaware
National Response Corporation of Puerto Rico             Delaware
NRC Services, Inc.                                       Delaware
International Response Corporation                       Delaware
Graham Boats Inc.                                        Delaware
Graham Offshore Inc.                                     Delaware
Graham Marine Inc.                                       Delaware
SEACOR Marine (Bahamas) Inc.                             Bahamas
SEA-AKER L.L.C.                                          Louisiana
SEAMAC Offshore L.L.C.                                   Louisiana

                              SEACOR HOLDINGS, INC.
               LIST OF SUBSIDIARIES AT DECEMBER 31, 1996
CONTINUED

McCall Enterprises, Inc.                                 Louisiana
N.F. McCall Crews, Inc.                                  Louisiana
McCall Support Vessels, Inc.                             Louisiana
McCall Marine Services, Inc.                             Louisiana
Cameron Crews, Inc.                                      Louisiana
Phillip A. McCall, Inc.                                  Louisiana
McCall Crewboats, L.L.C.                                 Louisiana
McCall Boat Rentals, Inc.                                Louisiana
Carroll McCall, Inc.                                     Louisiana
Gulf Marine Transportation Inc.                          Louisiana
Cameron Boat Rentals, Inc.                               Louisiana
Gladys' McCall, Inc.                                     Louisiana
Galaxie Offshore Inc.                                    Louisiana
SEACOR Marine (Asia) Pte. Ltd.                           Singapore
SEACOR Marine (UK) Ltd.                                  United Kingdom
SEACOR-SMIT Offshore (Worldwide) Ltd.                    Bahamas
SEACOR-SMIT Offshore (International) Ltd.                Bahamas
SEACOR-SMIT Offshore (International) Inc.                Delaware
SEACOR-SMIT Offshore I Inc.                              Delaware
SMIT Holdings Inc.                                       Delaware
SEACOR-SMIT Holdings B.V.                                Netherlands
SEACOR Marine (Europe) B.V.                              Netherlands
SEACOR-SMIT Offshore I B.V.                              Netherlands
SEACOR-SMIT Offshore (International) B.V.                Netherlands

                              SEACOR HOLDINGS, INC.
                50% OR LESS OWNED COMPANIES AT DECEMBER 31, 1996

                                                          Jurisdiction of
                                                          Incorporation

West Africa Offshore Ltd.                                 Nigeria
Maritima Mexicana, S.A.                                   Mexico
SEAMEX International Ltd.                                 Liberia
Energy Logistics, Inc.                                    Delaware
Clean Pacific Alliance, L.L.C.                            Nevada
Feronia International Shipping S.A.                       France
Supplylink (UK) Ltd.                                      United Kingdom
Smit-Lloyd Mainport (Ireland) Ltd.                        Ireland
Supply Link International B.V.                            Netherlands
Minvest S.A.                                              Argentina
South Atlantic Offshore Services S.A.                     Panama
Red Dragon Marine Services Ltd.                           China
Smit Swire Shilbaya Egypt Ltd.                            Egypt
Smit-Lloyd Matsas (Hellas) Shipping Company S.A.          Greece
SEACOR-Smit (Aquitaine) Ltd.                              Bahamas
SEAFISH Ltd.                                              Bahamas